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                                                                    Exhibit 99.3

                          [MORGAN STANLEY LETTERHEAD]


                                   CONSENT OF
                       MORGAN STANLEY & CO. INCORPORATED


                                                                January 26, 1998


MAPCO Inc.
180 South Baltimore Avenue
Tulsa, OK 74119

Dear Sirs:

We hereby consent to the inclusion in the Registration Statement of The Williams Companies, Inc. ("Williams") on Form S-4, with respect to the shares of Common Stock, par value $1.00 per share of Williams, of our opinion letter appearing as Appendix B to the Joint Proxy Statement/Prospectus which is part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,



                              MORGAN STANLEY & CO. INCORPORATED



                              By: /s/  Laura Chenoweth
                                  ------------------------------
                                  Laura Chenoweth
                                  Vice President